Exhibit 99.1

SVM Machining, Inc. Signs Long-Term Agreement to Supply Mission-Critical Aerospace and Defense Components to Turbo-Jet Products Co., Inc.

Third Long-Term Agreement Signed by a PMGC Holdings Subsidiary in 2026, Reflecting Continued Growth in the Company’s Aerospace and Defense Supply Chain Presence

NEWPORT BEACH, CA – April 21, 2026 – SVM Machining, Inc. (d/b/a Silicon Valley Manufacturing) (“SVM”), an ISO 9001:2015 certified precision CNC machining company and wholly owned subsidiary of PMGC Holdings Inc. (Nasdaq: ELAB), today announced the execution of a Long-Term Agreement (“LTA”) with Turbo-Jet Products Co., Inc. (“Turbo-Jet Products”), a California-based aerospace and defense supplier. This marks the third long-term agreement executed by a PMGC Holdings subsidiary in 2026.

Under the terms of the LTA, SVM will supply mission-critical aerospace and defense components in support of Turbo-Jet Products’ commercial and defense programs. The LTA provides a framework governing all future purchase orders issued during its term.

The LTA includes an initial five-year term, with provisions for annual renewals, supporting a long-term strategic supply relationship between the parties.

Strategic Importance

SVM believes this LTA strengthens its position within the aerospace and defense supply chain and enables it to support programs that may include U.S. government and defense-related contracts, in compliance with applicable Federal Acquisition Regulation (FAR) and Defense Federal Acquisition Regulation Supplement (DFARS) requirements.

SVM is registered under the International Traffic in Arms Regulations (ITAR) as of March 20, 2026, and is actively working toward AS9100 certification, a globally recognized quality standard for aerospace manufacturing. SVM believes achieving AS9100 certification would further strengthen its ability to support regulated defense programs and deliver mission-critical components with the highest levels of quality, traceability, and regulatory adherence.

About SVM Machining, Inc.

SVM Machining, Inc. (d/b/a Silicon Valley Manufacturing) is a California-based ISO 9001:2015 Certified precision CNC machining and manufacturing services company that produces high-quality, engineered components for a diverse set of mission-critical industries, including medical technology, aerospace, semiconductor, biotech & pharmaceutical, and transportation. Known for its technical expertise, quality systems, and ability to deliver complex parts with precision tolerances, SVM supports original equipment manufacturers and advanced technology customers with reliable and responsive production capacity. For more information, please visit https://svmfg.com.

About Turbo-Jet Products Co., Inc.

Since 1948, Tur-Bo Jet Products has been providing custom innovative design, manufacturing, and solutions for the aerospace, military, transportation, and medical industries. Turbo-Jet Products is an AS9100 Rev. D / ISO 9001:2015 certified designer and manufacturer of custom electromagnetic, electromechanical, mechanical, fluid, and pneumatic controls. For more information, please visit https://tbj.aero.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.